UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2012

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 9, 2012, the Company held its Annual Meeting of Stockholders at 10:30 a.m. local time at the Company’s headquarters located at 15360 Barranca Parkway, Irvine, CA 92618.  The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected seven individuals to the Board of Directors, each receiving 99% of the votes cast as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce A. Choate	163,721,180	2,239,496	33,801,385
Ronald R. Foell	163,616,602	2,344,074	33,801,385
Douglas C. Jacobs	163,495,078	2,465,598	33,801,385
David J. Matlin	163,618,103	2,342,573	33,801,385
John R. Peshkin	165,324,820	635,856	33,801,385
Peter Schoels	163,612,396	2,348,280	33,801,385
Scott D. Stowell	165,153,154	807,522	33,801,385

Proposal No. 2

The Company’s stockholders approved the Company’s Amended and Restated Stockholder Rights Agreement with over 69% of the votes cast being cast for approval.

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,837,072	50,852,964	270,640	33,801,385

Proposal No. 3

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered accounting firm for the 2012 fiscal year with over 99% of the votes cast being cast to ratify appointment.

Votes For	Votes Against	Abstentions	Broker Non-Votes
198,608,404	813,680	339,977	—

    Stockholder "Say-On-Pay" Voting:

    As previously disclosed, at our 2011 stockholder meeting stockholders were provided the opportunity to cast non-binding advisory votes on the compensation of our named executive officers and the frequency with which stockholders should be provided the opportunity to vote on the compensation of our named executive officers in the future.  Following the recommendation of our Board of Directors, over 99% of votes cast by stockholders at the meeting were voted to approve the compensation of our named executive officers and nearly 85% of votes cast were voted in favor of the three year frequency for future "say-on-pay" advisory votes.  Consistent with these results, our Compensation Committee applied a similar compensation philosophy when setting 2012 executive compensation and decided on a three year frequency for future "say-on-pay" votes.  The next "say-on-pay" vote will be held at the 2014 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PACIFIC CORP.

Dated: May 9, 2012	By:	/s/ JEFF J. MCCALL
Name: Jeff J. McCall
Title: Executive Vice President & Chief Financial Officer